Exhibit 99

Contacts:

Pelican Financial, Inc. - Howard Nathan – P:800 765-5562

Marcotte Financial Relations - Mike Marcotte – P:248 656-3873

Pelican Financial, Inc.
Reports 2004 Results
Two Branches Opened
Core Deposits Increased	For Immediate Release

ANN, ARBOR, Mich., NAPLES, Fla., March 4, 2005 — Pelican Financial, Inc. (AMEX: PFI), the holding company for Pelican National Bank, continued its branching campaign with the opening of two branches, raised core deposits, but posted a net loss for 2004, Charles C. Huffman, Chairman and CEO, reported today.

Pelican National Bank, headquartered in Naples, Fla., is a full-service community bank serving the consumer and commercial sectors from six branch offices in Cape Coral, Fort Myers, Naples, and Bonita Springs, Florida.

Pelican Financial, Inc. completed its previously announced spin-off of Washtenaw Mortgage Company into a separate, publicly held corporation, The Washtenaw Group, Inc., trading under the symbol TWH. The spin-off was effective at the close of business December 31, 2003.

Fourth-quarter results

Fourth-quarter results were hampered by low loan growth, margin compression from the low interest-rate environment, an increase in the cost of funds and higher expenses from marketing and branch-expansion activities.  The net loss for the quarter was $174,993, or $0.04 per diluted share, improved appreciably from the year-earlier net loss of $663,138, or $0.15 per diluted share, for the fourth quarter of 2004. Net interest income rose fractionally, noninterest income posted a 214% turnaround from a loss a year ago, and noninterest expense was reduced by 11%, despite the branch openings and addition of personnel during the year.  The results were aided by the absence of any new provision for loan losses, reflecting improved loan quality.

Full-year results

The Company recorded a net loss $250,820, or $0.06 per diluted share for 2004. This compares with a net loss from continuing operations before accounting adjustments of $918,165 for 2003. Aided by accounting adjustments, net income including discontinued operations for 2003 was $8,520,071, or $1.91 per diluted share.

more

2004’s net interest income was off about 8%, reflecting lower loan fees and higher deposit costs, partially from successful money-market promotions. As previously announced, Washtenaw Mortgage Company withdrew approximately $50 million in non-interest bearing deposits. The Bank has been working hard to replace those funds through traditional deposit promotions. Noninterest income was up three fold, chiefly from gains on the sale of securities and the sale of foreclosed assets.  Noninterest expense rose 3%, principally from the opening and operation of two new branches during the year, along with higher personnel costs.

Two new branches were opened in Fort Myers Beach, and Cape Coral, FL.  Six branches were in operation at yearend.

The Bank continued it focus on strengthening its balance sheet and increasing core deposits. Core deposits increased by $13.1 million. Credit quality was another management thrust for 2004. The Bank reduced classified loans by 58% or $6.2 million to 4.0% of loans outstanding.  The improvement resulted in a $225,000 credit for the loan loss provision.

Mr. Huffman said, “While we are disappointed by a net loss, management  focused a majority of its efforts on building infrastructure, improving loan quality and growing core deposits to support future loan growth.  With our team and a network of branches in place, we are now well positioned to compete. We will continue to target commercial lending to the medium and small-business service sectors. And while competition is fierce, the recent interest-rate increases by the Federal Reserve has helped our Net Interest Margin on adjustable loans.  These comprise about 50% of the Bank’s total loans outstanding. We are hopeful for improved operating results in 2005.”

Safe Harbor. This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Among these risks are regional and national economic conditions, competitive and regulatory factors, legislative changes, mortgage-interest rates, cost and availability of borrowed funds, our ability to sell mortgages in the secondary market, and housing sales and values. These risks and uncertainties

2

are contained in the Corporation’s filings with the Securities and Exchange Commission, available via EDGAR. The Company assumes no obligation to update forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such forward-looking statements.

(financial statements follow)

3

PELICAN FINANCIAL, INC.

Consolidated Balance Sheets

December 31, 2004 and 2003

	2004	2003
ASSETS
Cash and cash equivalents
Cash and due from banks	$2,831,621	$6,264,960
Interest-bearing deposits	275,800	45,728,744
Federal funds sold	7,384,068	3,426,013
Total cash and cash equivalents	10,491,489	55,419,717
Accounts receivable, net	410,436	179,488
Securities available for sale	69,385,545	49,729,994
Federal Reserve & Federal Home Loan Bank Stock	2,669,700	949,000
Loans held for sale	—	141,200
Loans receivable, net of allowance of $953,954 and $1,330,112	110,830,985	109,798,257
Loan servicing rights, net	12,054	29,368
Other real estate owned	—	332,857
Premises and equipment, net	3,713,200	2,658,018
Other assets	1,302,169	2,277,736

	$198,815,578	$221,515,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$15,200,340	$74,004,969
Interest-bearing	125,508,431	117,907,625
Total deposits	140,708,771	191,912,594
Note payable	—	291,665
Federal Home Loan Bank borrowings	41,500,000	12,000,000
Other liabilities	319,057	421,088
Total liabilities	182,527,828	204,625,347

Shareholders’ equity
Preferred stock, 200,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value 10,000,000 shares authorized; 4,494,365 and 4,488,351 outstanding at December 31, 2004 and 2003	44,943	44,884
Additional paid in capital	15,574,767	15,568,593
Retained earnings	932,726	1,183,546
Accumulated other comprehensive income, net of tax	(264,686)	93,265
Total shareholders’ equity	16,287,750	16,890,288

	$198,815,578	$221,515,635

PELICAN FINANCIAL, INC.

Consolidated Statements of Income

Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Interest income
Loans, including fees	$7,525,937	$9,148,444	$10,028,618
Investment securities, taxable	2,635,218	430,257	473,410
Federal funds sold and overnight accounts	376,677	563,084	322,980
Total interest income	10,537,832	10,141,785	10,825,008

Interest expense
Deposits	3,671,517	2,474,514	3,240,473
Other borrowings	716,433	997,915	1,064,314
Total interest expense	4,387,950	3,472,429	4,304,787

Net interest income	6,149,882	6,669,356	6,520,221

Provision for loan losses	(225,000)	1,058,000	300,000

Net interest income after provision for loan losses	6,374,882	5,611,356	6,220,221

Noninterest income
Gain (loss) on sale of securities, net	318,940	(29,015)	162,776
Service charges on deposit accounts	169,870	179,146	155,609
Gain on sales of loans, net	28,371	94,054	369,781
Net gain (loss) on foreclosed assets and other income	214,048	(12,735)	83,746
Total noninterest income	731,229	231,450	771,912

Noninterest expense
Compensation and employee benefits	3,857,215	3,617,106	2,233,588
Occupancy and equipment	1,303,789	1,008,652	760,547
Legal	237,195	408,339	282,766
Accounting and auditing	168,089	199,578	117,856
Data processing	238,965	136,804	99,381
Marketing and advertising	104,687	180,901	130,310
Loan and other real estate owned	315,194	443,231	224,981
Debt extinguishments	—	309,673	—
Other noninterest expense	1,258,586	929,383	833,824
Total noninterest expense	7,483,720	7,233,667	4,683,253
Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	(377,609)	(1,390,861)	2,308,880
Income tax expense (benefit)	(126,789)	(472,696)	786,648
Income (loss) from continuing operations before cumulative effect of change in accounting principle	(250,820)	(918,165)	1,522,232
Discontinued operations:
Income from operations of discontinued mortgage subsidiary	—	14,278,682	2,762,924
Income tax	—	4,840,446	956,501
Income from discontinued operations	—	9,438,236	1,806,423
Income before cumulative effect of change in accounting principle	(250,820)	8,520,071	3,328,655
Cumulative effect of change in accounting principle, net of tax	—	—	413,449
Net income	$(250,820)	$8,520,071	$3,742,104
Basic earnings per share from continuing operations before cumulative effect of change in accounting principle	$(0.06)	$(0.21)	$0.35
Diluted earnings per share from continuing operations before cumulative effect of change in accounting principle	$(0.06)	$(0.21)	$0.34
Per share effect of discontinued operations	$—	$2.12	$0.41
Per share cumulative effect of change in accounting principle	$—	$—	$0.09
Basic earnings per share	$(0.06)	$1.91	$0.85
Diluted earnings per share	$(0.06)	$1.91	$0.84